Exhibit 10

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) dated the      day of             , 20    , by and between Tidewater Inc., a Delaware corporation (the “Company”), and             , an individual (“Indemnitee”).

RECITALS

A. The Board of Directors of the Company (the “Board of Directors”) deems it to be in the best interests of the Company and its stockholders to assure the continuing ability of the Company to attract and retain competent and experienced persons to serve as directors and officers of the Company;

B. In support of the foregoing corporate objective, the Board of Directors has determined that it is appropriate for the Company to provide to its directors and certain of its officers this Agreement granting such persons contract rights to appropriate indemnification, advancement of expenses and insurance protection from the Company;

C. This Agreement is a supplement to, and in furtherance of, the Company’s Certificate of Incorporation, as it may have been or be amended (the “Certificate”), and Bylaws, as they may have been or be amended (the “Bylaws”);

D. This Agreement is not a substitute for, nor does it diminish or abrogate any rights of Indemnitee under, the Certificate and the Bylaws or any resolutions adopted pursuant thereto (including any contractual rights of Indemnitee that may exist).

E. Indemnitee is a director and/or officer of the Company and his or her willingness to continue to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to advance expenses and indemnify him or her to the fullest extent permitted by the laws of the State of Delaware and upon the other undertakings set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the sufficiency of which is hereby mutually acknowledged, the Company and Indemnitee hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth below:

A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. The acquisition by any Person (as defined below) of Beneficial Ownership (as defined below) of 30% or more of the outstanding shares of the common stock, or 30% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that for purposes of this definition, the following shall not constitute a Change of Control: (a) any acquisition (other than a business combination) of common stock directly from the Company, (b) any acquisition of common stock by the Company or its subsidiaries, (c) any acquisition of common stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition of Common Stock by any corporation pursuant to a Business Combination which does not constitute a Change of Control under subsection (iii) below; or

(ii) Change in Board Composition. The individuals who, as of the effective date of this Agreement, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director whose election or nomination for election by the Company’s stockholders subsequent to the effective date of this Agreement was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(iii) Corporate Transactions. The consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, (a) the individuals and entities who were the Beneficial Owners of the Company’s outstanding Common Stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation, and (b) except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the post-transaction company and any employee benefit plan or related trust of either the Company, the post-transaction company or any subsidiary of either company) Beneficially Owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and (c) at least a majority of the members of the Board of Directors of the post-transaction company were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this definition of “Change in Control”, the following terms shall have the following meanings:

(i) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the stockholders of the Company approving a merger of the Company with another entity or (ii) the Company’s Board of Directors approving a sale of securities by the Company to such Person.

(ii) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended; provided, however, that “Person” shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(iii) “Corporate Status” means the status of an Indemnitee as an actual or alleged current or former director, officer, employee, partner, member, manager, trustee, fiduciary or agent of the Company or of any other Enterprise which Indemnitee is or was serving at the request of the Company. In addition to any service at the actual request of the Company, Indemnitee will be deemed, for purposes of this Agreement, to be serving or to have served at the request of the Company as an actual or alleged director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another Enterprise if Indemnitee is or was serving as an actual or alleged director, officer, employee, partner, member, manager, fiduciary, trustee or agent of such Enterprise and (i) such Enterprise is or at the time of such service was a Controlled Affiliate (as defined below), (ii) such Enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate or (iii) the Company or a Controlled Affiliate directly or indirectly caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(iv) “Controlled Affiliate” means, for purposes of the definition of Corporate Status, any Enterprise, that is directly or indirectly controlled by the Company, as well as any foreign joint venture in which the Company participates directly or indirectly but does not control because of foreign ownership restrictions. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of an Enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise.

(v) “Covered Counter-Claim” means a counter-claim made by, through or on behalf of the Indemnitee against the Company if, and only if, the legal basis for such counter-claim is substantially and directly related to, or arises out of, the same material facts that formed the basis of the claim that gave rise to the Proceeding. For avoidance of doubt and by way of illustration, unless it meets the requirements of the foregoing sentence, a Covered Counter-Claim shall not include personal claims of defamation, employment or age discrimination, or wrongful termination.

(vi) “Determining Body” means one of the following, at the election of Indemnitee: (1) so long as there are Disinterested Directors with respect to a Proceeding, a majority vote of all of the Disinterested Directors, even if they comprise less than a quorum of the Board of Directors, (2) so long as there are Disinterested Directors with respect to such Proceeding, a committee of such Disinterested Directors designated by a majority vote of such Disinterested Directors, even if they comprise less than a quorum of the Board of Directors or (3) Independent Counsel selected pursuant to Section 6.3; provided, however, that following a Change in Control, with respect to all Proceedings or matters thereafter arising out of acts, omissions or events occurring prior to the

Change in Control and concerning the rights of Indemnitee to indemnification or the determination as to whether the Indemnitee met the Standard of Conduct, such determination shall be made by Independent Counsel. The election by Indemnitee as to the Determining Body shall be included in the written request for indemnification submitted by Indemnitee (and if no election is made in the request it will be assumed that Indemnitee has elected the Disinterested Directors to make such determination).

(vii) “Disinterested Director” means a director of the Company who is not, was not and is not reasonably expected to be a party to the Proceeding in respect of which indemnification is sought by Indemnitee and who does not otherwise have an interest materially adverse to any interest of the Indemnitee in connection with the Proceeding (it being understood that the ownership by a director of less than two percent of the Company’s outstanding shares of common stock shall not be deemed, in and of itself, to be a material adverse interest).

(viii) “Enterprise” means the Company and any other corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other entity or other enterprise.

(ix) “Expense Advance” has the meaning ascribed in Section 4.1 hereof.

(x) “Expenses” means all reasonable attorney’s fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees and all other disbursements or expenses paid or incurred in connection with defending, preparing to defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, or incurred in connection with seeking indemnification under this Agreement. For purposes of this definition, Indemnitee’s assertion of a counter-claim in a claim pending against him or her shall be considered “defending” such claim; provided that in the case of a counter-claim against the Company, such counter-claim shall be included in this definition only if such counter-claim is a Covered Counter-Claim; provided further that if an Indemnitee is successful in maintaining his or her counter-claim as to which Expenses have been advanced, the Indemnitee shall reimburse the Company for such expenses relating to such counter-claim up to but not to exceeding the amount of any recovery by the Indemnitee. Expenses will also include Expenses paid or incurred in connection with any appeal resulting from any Proceeding, including the premium, security for and other costs relating to any appeal bond or its equivalent. Expenses, however, will not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(xi) “Independent Counsel” means an attorney or firm of attorneys that is experienced in matters of corporation law and neither currently is, nor within the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement and/or the indemnification provisions of the Certificate or Bylaws, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(xii) “Losses” means any loss, liability, judgments (including any award of legal fees of an attorney representing a third-party claimant awarded pursuant to any judgment or other order of the court in any Proceeding for which indemnification is available under this Agreement), damages, amounts paid in settlement (including any portion of such settlement attributable to the legal fees of an attorney representing a third-party claimant in any Proceeding for which indemnification is available under this Agreement), fines (including excise taxes and penalties assessed with respect to employee benefit plans), penalties (whether civil, criminal or otherwise), any foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

(xiii) “Proceeding” means any threatened, pending or completed action, suit, claim, demand, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether formal or informal, whether instituted by or on behalf of the Company or its Board of Directors or a governmental authority, self-regulatory organization or other party, including any and all appeals, whether brought by or in the right of the Company or otherwise, whether civil, criminal, administrative or investigative, whether formal or informal, and in each case whether or not commenced prior to the date of this Agreement, in which Indemnitee was, is or can reasonably be expected to be involved as a party or otherwise, by reason of or relating to Indemnitee’s Corporate Status and by reason of or relating to either (i) any action or alleged action taken by Indemnitee (or failure or alleged failure to act) or of any action or alleged action (or failure or alleged failure to act) on Indemnitee’s part, while acting in his or her Corporate Status or (ii) the fact that Indemnitee is or was serving at the request of the Company as director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another Enterprise, in each case whether or not serving in such capacity at the time any Losses or Expense is paid or incurred for which indemnification or advancement of Expenses can be provided under this Agreement, but shall not include any action, suit or proceeding initiated by Indemnitee against the Company (other than to enforce the terms of this Agreement), or initiated by Indemnitee against any director or officer of the Company unless the Company has joined in or consented in writing to the initiation of such action, suit or proceeding.

(xiv) References to “serving at the request of the Company” include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to under applicable law or in this Agreement.

(xv) “Standard of Conduct” shall mean conduct by the Indemnitee with respect to which a claim is asserted that was in good faith and that Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct, nor shall such events resulting in a termination of a Proceeding be considered, in and of themselves, evidence that the Indemnitee has failed to meet the Standard of Conduct.

Indemnitee will be deemed to have acted in good faith if Indemnitee’s action with respect to a particular Enterprise is reasonably based on the records or books of account of such Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise unless the Indemnitee knew or had reason to know that such information or advice was inaccurate; provided, however this sentence will not be deemed to limit in any way the other circumstances in which Indemnitee may be deemed to have met the Standard of Conduct. In addition, the knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of such Enterprise will not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

ARTICLE 2

SERVICES TO THE COMPANY

Section 2.1 Services to the Company. Indemnitee agrees to serve as a [director][officer] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company will have no obligation to continue to allow Indemnitee to serve in such position either pursuant to this Agreement or otherwise. This Agreement will not be construed as giving Indemnitee any right to serve as a director or to be retained in the employ of the Company (or any other Enterprise).

ARTICLE 3

INDEMNIFICATION

Section 3.1 Indemnification Rights outside of this Agreement. In addition to any specific indemnification rights granted to Indemnitee pursuant to this Agreement, the Company will indemnify Indemnitee to the fullest extent permitted by the Certificate, Bylaws and applicable law, as the same exists or may hereafter be amended, interpreted or replaced (but in the case of any such amendment, interpretation or replacement, only to the extent that such amendment, interpretation or replacement permits the Company to provide the same or broader indemnification rights than were permitted prior thereto), against any and all Expenses and Losses that are paid or incurred by Indemnitee in connection with such Proceeding, and such rights of the Indemnitee under the Certificate, Bylaws and applicable law shall be deemed contract rights. For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” will include to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”) or any section that replaces or succeeds Section 145 of the DGCL with respect to such matters.

Section 3.2 Company Indemnification – Proceedings Other Than Proceedings by or in the Right of the Company. The Company shall, in the manner provided in this Agreement, but subject to the limitations and exclusions provided elsewhere herein, indemnify and hold harmless Indemnitee against Expenses and Losses incurred in connection with any Proceeding, other than a Proceeding by or in the right of the Company to procure judgment in its favor, incurred by or on behalf of Indemnitee by reason of Indemnitee’s Corporate Status if Indemnitee has met the Standard of Conduct.

Section 3.3 Company Indemnification – Proceedings by or in the Right of the Company. The Company shall, in the manner provided in this Agreement, indemnify and hold harmless Indemnitee against Expenses incurred in connection with any Proceeding by or in the right of the Company to procure judgment in its favor, by reason of Indemnitee’s Corporate Status if Indemnitee has met the Standard of Conduct; provided, further, that no indemnification shall be made under this Agreement in respect of any claim by or in the right of the Company as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company unless, and only to the extent, a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court shall deem proper.

Section 3.4 Mandatory Indemnification if Indemnitee is Wholly or Partly Successful. Notwithstanding any other provision under this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding, the Company will indemnify Indemnitee against all Expenses that are reasonably paid or incurred by Indemnitee in connection therewith; provided that the Company shall bear the burden of proving that any such Expenses are not reasonable. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but fewer than all claims, issues or matters in such Proceeding, the Company will indemnify and hold harmless Indemnitee against all Expenses paid or incurred by Indemnitee in connection with each successfully resolved claim, issue or matter on which Indemnitee was successful. For purposes of this Section 3.4, the termination of any Proceeding, or any claim, issue or matter in such Proceeding, by dismissal (with or without prejudice) will be deemed to be a successful result for the Indemnitee as to such Proceeding, claim, issue or matter.

Section 3.5 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Company for some or a portion of the Expenses or Losses incurred by or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee to the fullest extent to which Indemnitee is entitled to such indemnification.

Section 3.6 Indemnification of Expenses Incurred to Secure Recovery. The Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, shall advance on an as-incurred basis (as provided in Article 4 of this Agreement) such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action or proceeding or part thereof brought by Indemnitee for indemnification or advance payment of Expenses by the Company under this Agreement only to the extent such Indemnitee is successful in such action.

Section 3.7 Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Company will indemnify Indemnitee against all Expenses paid or incurred by Indemnitee on his or her behalf in connection therewith.

Section 3.8 Exclusions. Except as specifically provided with respect to Covered Counter-Claims and as provided in Section 3.4, the Company will not be obligated in connection with any Proceeding (or part of any Proceeding) initiated or brought voluntarily by Indemnitee against the Company or its directors, officers, employees or other indemnities, unless the Board of Directors has authorized or consented to the initiation of the Proceeding (or such part of any Proceeding); provided, however, that nothing in this Section 3.8 shall abrogate the rights of Indemnitee pursuant to Section 8.4. Notwithstanding any other provision of this Agreement, the Company will not be obligated under this Agreement to provide indemnification in violation of Delaware law.

ARTICLE 4

ADVANCEMENT OF EXPENSES

Section 4.1 Expense Advances. Except as set forth in Section 4.2, the Company will, if requested by Indemnitee, advance to Indemnitee (hereinafter an “Expense Advance”) any and all Expenses paid or incurred by Indemnitee in connection with any Proceeding or in connection with Indemnitee’s enforcement of this Agreement. Indemnitee’s right to each Expense Advance will not be conditioned upon a prior determination under Article 6 of this Agreement that the Indemnitee has met the Standard of Conduct and Indemnitee’s right to each Expense Advance will continue, regardless of the Company’s view as to Indemnitee’s ultimate entitlement to indemnification, until the Standard of Conduct determination has been made pursuant to Article 6, which as permitted by Article 6, may not be made earlier than the final disposition of any Proceeding, including any appeal therein. Each Expense Advance will be unsecured, will not bear interest and will be made by the Company without regard to Indemnitee’s ability to repay the Expense Advance. The Indemnitee shall qualify for Expense Advances incurred in connection with a Proceeding or the enforcement of this Agreement upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking of the Indemnitee to repay promptly any and all Expense Advances if it is ultimately determined by the Determining Body that Indemnitee is not entitled to be indemnified for such Expenses under Section 6.2 of this Agreement. No other form of undertaking shall be required other than the execution of this Agreement. An Expense eligible for an Expense Advance will include any and all reasonable Expenses incurred pursuing an action to enforce the right of advancement provided for in this Article 4, including Expenses incurred preparing and forwarding statements to the Company to support the Expense Advances claimed; provided that the Company shall bear the burden of proving that any such Expenses are not reasonable.

Section 4.2 Exclusions. Indemnitee will not be entitled to any Expense Advance in connection with any of the matters for which indemnity is excluded pursuant to Section 3.8.

Section 4.3 Timing. An Expense Advance pursuant to Section 4.1 will be made within ten business days after the receipt by the Company of a written statement or statements from Indemnitee requesting such Expense Advance (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be required to be included with the invoice).

Section 4.4 Advancement not a Personal Loan. The Company agrees that an Expense Advance is not a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002 and that it will not assert a contrary position in any judicial proceeding to enforce the terms of this Agreement.

ARTICLE 5

CONTRIBUTION IN THE EVENT OF JOINT LIABILITY

Section 5.1 Contribution by Company. To the fullest extent permitted by law, and subject to the limitations expressed below, if the indemnification to which Indemnitee would otherwise be entitled under this Agreement or under Section 145 of the DGCL is unavailable because of a statutory, regulatory, judicial or administrative bar on indemnification, under circumstances in which contribution by the Company would not be so limited, or, with respect to jurisdictions outside the United States, contribution is legally available under circumstances in which indemnification is not, then the Company, in lieu of indemnifying Indemnitee, will contribute to the amount of Expenses and Losses incurred or paid by Indemnitee in connection with any Proceeding (except for a Proceeding brought by or in the right of the Company) in proportion to the relative benefits received by the Company and all officers, directors and employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to comply with law, be further adjusted by reference to the relative fault of the Company and all officers, directors and employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Losses, as well as any other equitable considerations which applicable law may require to be considered.

The relative fault of the Company and all officers, directors and employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and the degree to which their conduct was active or passive.

In connection with the registration of the Company’s securities, the relative benefits received by the Company and the Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered.

Section 5.2 Indemnification for Contribution Claims by Others. To the fullest extent permitted by law, the Company will fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by other officers, directors or employees of the Company who may be jointly liable with Indemnitee for any Losses or Expense arising from a Proceeding.

ARTICLE 6

PROCEDURES AND PRESUMPTIONS FOR THE DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

Section 6.1 Notification of Claims; Request for Indemnification. Indemnitee agrees to notify promptly the Company in writing of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement and in such notice shall specify his or her choice of a Determining Body; provided, however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless such delay is materially prejudicial to the Company’s ability to defend such Proceeding; and, provided, further, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Proceeding. The failure to give proper notice to the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement. Indemnitee may deliver to the Company a written request to have the Company make a determination as to the Indemnitee’s entitlement to indemnification under this Agreement. Subject to Section 6.7, such request may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion, provided that if the Indemnitee has not made such a request within 30 days following the date of final adjudication of a Proceeding, then the Company shall have the right, but not the obligation, to commence the procedures under Section 6.2, including the right to select the Determining Body to determine Indemnitee’s entitlement to indemnification thereunder. Following such a written request for indemnification, Indemnitee’s entitlement to indemnification shall be determined according to Section 6.2. The Secretary of the Company will, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. The Company will be entitled to participate in any Proceeding at its own expense.

Section 6.2 Determination of Right to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 6.1 hereof with respect to any Proceeding, a Standard of Conduct determination will be made by the Determining Body; provided however that no such determination will be required in connection with a request for indemnification to the extent that indemnification is required by law. The Determining Body chosen to make a determination under this Agreement of the Indemnitee’s entitlement to indemnification will act reasonably and in good faith in making such determination. Nothing in this Agreement shall require any determination of entitlement to indemnification to be made prior to the final disposition of any Proceeding.

Section 6.3 Selection of Independent Counsel. If the determination of entitlement to indemnification pursuant to Section 6.2 will be made by an Independent Counsel, the Independent Counsel will be selected as provided in this Section 6.3, except as otherwise provided by Section 6.1. Initially, a candidate to serve as Independent Counsel will be nominated by Indemnitee. The Indemnitee will give written notice to the Board of Directors advising them of the identity of the Independent Counsel so nominated. The, Board of Directors shall have ten days after such written notice of selection is given to deliver to the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the candidate nominated to serve as Independent Counsel does not meet the criteria of “Independent Counsel” as defined in this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so nominated will act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 30 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.1, no Independent Counsel is selected, or an Independent Counsel for which an objection thereto has been properly made remains unresolved, either the Company or Indemnitee may petition Court of Chancery of the State of Delaware for resolution of any objection which has been made by the Board of Directors to the nomination of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court may designate, and the person with respect to whom all objections are so resolved or the person so appointed will act as Independent Counsel under Section 6.2. The Company will pay any and all fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 6.2 hereof, and the Company will pay all fees and expenses incident to the procedures of this Section 6.3.

Section 6.4 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the Indemnitee will be entitled to a presumption that he or she has met the Standard of Conduct. This presumption will only be overcome if the Determining Body is presented with, and accepts, clear and convincing evidence (whether actual or circumstantial) that the conduct of the Indemnitee with respect to the subject matter of the Proceeding did not satisfy the Standard of Conduct.

Section 6.5 Timing of Determination. The Company will use its reasonable best efforts to cause any determination required to be made pursuant to Section 6.2 to be made as soon as reasonably practicable, but not later than 180 days, after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event that could enable the Corporation to determine Indemnitee’s entitlement to indemnification. If the Determining Body chosen to make a Standard of Conduct determination does not timely make such determination, then the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made; provided, however, that such 180 day period may be extended for a reasonable time, not to exceed an additional 90 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining of or evaluating of documentation and/or information relating thereto.

Section 6.6 Cooperation. Indemnitee will cooperate with the person, persons or entity making a determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination will be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company will indemnify Indemnitee therefor and will hold Indemnitee harmless therefrom.

Section 6.7 Time for Submission of Request. Indemnitee will be required to submit any request for Indemnification pursuant to this Article 6 within a reasonable time, not to exceed 60 days, after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere (or its equivalent) or other full or partial final determination or disposition of the Proceeding (with the latest date of the occurrence of any such event to be considered the commencement of such period).

ARTICLE 7

LIABILITY INSURANCE

Section 7.1 Company Insurance. Subject to Section 7.3, for the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding, the Company shall, as long as such is available on commercially reasonable terms, cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. The minimum AM Best rating for the insurance carriers of such insurance carrier shall be not less than A-VI.

Section 7.2 Notice to Insurers. At the time of receipt by the Company of a notice from any source of a Proceeding as to which Indemnitee is a party or participant, the Company will give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies, and the Company will provide Indemnitee with a copy of such notice and copies of all subsequent correspondence between the Company and such insurers related thereto. The Company will thereafter take all necessary actions to enforce the rights of the Company and any Indemnitee under such policies.

Section 7.3 Insurance Not Required. Notwithstanding Section 7.1, the Company will have no obligation to obtain or maintain the insurance contemplated by Section 7.1 if the Board of Directors determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionately high compared to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company will promptly notify Indemnitee of any such determination not to provide insurance coverage. Notwithstanding the foregoing, in the event of a Change in Control, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance—directors’ and officers’ liability, fiduciary, employment practices or otherwise—in respect of Indemnitee, for a period of six years following the Change in Control.

Section 7.4 Pursuit of Insurance Company. The Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with action brought by Indemnitee for recovery under any insurance policy referred to in this Section 7.1, and shall advance to Indemnitee the Expenses of such action; provided, however, that by executing this Agreement Indemnitee hereby undertakes to promptly re-pay the Company for any such advanced Expenses if the Indemnitee does not prevail in the proceeding for recovery.

Section 7.5 Priority of Payments. The Company acknowledges that its directors and officers liability insurance is primarily for the benefit of the Company’s directors and officers and that in the event that both the Company and its directors and officers have competing claims to coverage under such insurance, then the directors’ and officers’ insurance claims are to be prioritized over the claims of the Company.

ARTICLE 8

REMEDIES OF INDEMNITEE

Section 8.1 Action by Indemnitee. In the event that (i) a determination is made pursuant to Article 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) an Expense Advance is not timely made pursuant to Section 4.3 of this Agreement, (iii) no determination of entitlement to indemnification is made within the applicable time periods specified in Section 6.6, (iv) payment of indemnified amounts is not made within the applicable time periods specified in this Agreement, (v) the Company or any other person or entity takes any action to declare this Agreement void or unenforceable, or (vi) the Company institutes any litigation designed to deny Indemnitee the benefits provided or intended to be provided under this Agreement, Indemnitee will be entitled to an adjudication in the Court of Chancery of the State of Delaware, of his or her entitlement to such indemnification or payment of an Expense Advance. The Company will not oppose Indemnitee’s right to seek any such adjudication or seek to stay the proceeding pending in such court. The Company shall not be required to advance Expenses to Indemnitee for any action that Indemnitee initiates pursuant to subsection (i) of this Section 8.1 or pursuant to Section 8.3; provided, however, to the extent that Indemnitee is successful in such action, the Company will indemnify Indemnitee against all Expenses that are reasonably paid or incurred by Indemnitee in connection therewith; provided further that the Company shall bear the burden of proving that any such Expenses are not reasonable.

Section 8.2 Company Bound by Favorable Determination by Determining Body. If a determination is made by the Determining Body that Indemnitee is entitled to indemnification pursuant to Article 6, the Company will be bound by such determination in any judicial proceeding commenced pursuant to this Article 8, absent (i) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s statements in connection with the request for indemnification not materially misleading or (ii) a prohibition of such indemnification under law.

Section 8.3 De Novo Trial. In the event that the Determining Body determines that Indemnitee is not entitled to indemnification pursuant to Article 6, any judicial proceeding commenced pursuant to Section 8.1 shall be conducted in all respects as a de novo trial on the merits, in which (i) Indemnitee shall not be prejudiced by reason of the Determining Body’s finding; and (ii) the Company shall bear the burden of proving that Indemnitee is not entitled to indemnification.

Section 8.4 Company Bears Expenses if Indemnitee Successful. In the event that Indemnitee, pursuant to this Article 8, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, any other agreement for indemnification, the indemnification or advancement of expenses provisions in the Certificate or Bylaws, payment of Expenses in advance or contribution hereunder or to recover under any director and officer liability insurance policies maintained by the Company, the Company will, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee against any and all Expenses which are paid or incurred by Indemnitee in connection with such judicial adjudication, if Indemnitee ultimately is determined to be entitled to such indemnification, payment of Expenses in advance or contribution or insurance recovery. In addition, if requested by Indemnitee, the Company will (within ten days after receipt by the Company of the written request therefore), pay as an Expense Advance such Expenses, to the fullest extent permitted by law.

Section 8.5 Company Bound by Provisions of this Agreement. The Company will be precluded from asserting in any judicial or arbitration proceeding commenced pursuant to this Article 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such judicial or arbitration proceeding that the Company is bound by all the provisions of this Agreement.

ARTICLE 9

NON-EXCLUSIVITY, SUBROGATION; NO DUPLICATIVE PAYMENTS;

MORE FAVORABLE TERMS; INFORMATION SHARING

Section 9.1 Non-Exclusivity. The rights of indemnification and to receive Expense Advances as provided by this Agreement will not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, any agreement, a vote of stockholders, a resolution of the directors or otherwise. To the extent Indemnitee otherwise would have any greater right to indemnification or payment of any advancement of Expenses under any other provisions under applicable law, the Certificate, Bylaws, any agreement, vote of stockholders, a resolution of directors or otherwise, Indemnitee will be entitled under this Agreement to such greater right. No amendment, alteration or repeal of this Agreement or of any provision hereof limits or restricts any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy will be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or an officer of the Company.

Section 9.2 Subrogation. In the event of any payment by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect thereto and Indemnitee will execute all papers and documents required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights (it being understood that all of Indemnitee’s reasonable Expenses related thereto will be borne by the Company).

Section 9.3 No Duplicative Payments. The Company will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or any Expense for which advancement is provided) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of Proceedings relating to Indemnitee’s service at the request of the Company as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of any other Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise. For avoidance of doubt as to the foregoing, (i) the fact that

Indemnitee may be entitled to payments from any other source where such payments are not actually made shall not undermine or eliminate any right Indemnitee has pursuant to this Agreement, the Certificate, the Bylaws or Delaware law; but (ii) Indemnitee shall reimburse the Company for Expenses indemnified or advanced by the Company hereunder to the extent Indemnitee thereafter receives payments for such Expenses from any other source.

Section 9.4 Information. If the Indemnitee is the subject of, or is implicated in any way during an investigation, whether formal or informal, the Company shall (i) disclose to the Indemnitee, to the extent such disclosure would not be prohibited by law or a duly authorized order of a governmental agency, the existence of such inquiry or investigation and the general nature and substance covered or expected to be covered by such inquiry or investigation, in each case, to the extent known to the Company, and (ii) make available any documents related to the Indemnitee that the Company has furnished to any third parties concerning the investigation provided that, in the case of an officer, Indemnitee continues to serve as an officer of the Company at the time such information is so furnished. Notwithstanding the forgoing, the company shall not be required to comply with items (i) and/or (ii) of this section if doing so would be detrimental to the interests of the company or its shareholders or if doing so would negatively affect any attorney-client privilege or work product privilege belonging to the company, as determined in good faith by the Board of Directors of the Company after consultation with counsel. In the case of either (i) or (ii) above, there shall be a presumption in favor of disclosure to the Indemnitee which shall only be overcome if the Board makes a determination that such disclosure would have the adverse or potentially adverse consequences to the Company or its shareholders set forth in the preceding sentence. In lieu of a determination of the entire Board, the Board may appoint a disinterested member or members of the Board to make the determination as to whether to make the disclosures above. Any decision by the Board or its designee(s) not to disclose the matters above shall be final and non-appealable and the Indemnitee agrees that it shall not institute legal action to seek monetary damages or other remedies against the Board or such designees related to such decision.

ARTICLE 10

DEFENSE OF PROCEEDINGS

Section 10.1 Company’s Option to Assume the Defense. Subject to Section 10.3 below, in the event the Company is obligated to pay any Expense Advance pursuant to Article 4, the Company has the option, by giving reasonably prompt written notice to Indemnitee, to assume the defense of such Proceeding. If the Company chooses to exercise its right to assume the defense of a Proceeding the Company will consult with the Indemnitee regarding the selection of such counsel (with the Company making a reasonable effort to retain counsel that is well-regarded for defending claims of the type asserted in the Proceeding), including considering any counsel proposed by the Indemnitee to provide legal representation of the Indemnitee in connection with such defense, and the ultimate selection of such counsel will be subject to the approval of the Indemnitee, which approval will not be unreasonably withheld, delayed or conditioned. The parties agree to exercise their respective obligations pursuant hereto in a timely manner so as to not impair the ability of either the Company or the Indemnitee to conduct the defense of the Proceeding.

Section 10.2 Right of Indemnitee to Employ Counsel. If the Company exercises its rights under Section 10.1 hereof, then, following the Company’s retention of counsel in accordance with the terms thereof, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, however, that if, under applicable laws and rules of attorney professional conduct, there exists a potential or actual conflict of interest between the Company (or any other person or persons included in a joint defense) and Indemnitee in the conduct of the defense or representation by such counsel retained by the Company and Indemnitee, the Company’s indemnification and expense advancement obligations to Indemnitee under this Agreement shall include reasonable legal fees and reasonable costs incurred by Indemnitee for separate counsel retained by Indemnitee to assume Indemnitee’s defense in such Proceeding; provided, however, that in such circumstances, Indemnitee shall reasonably cooperate with any other directors and officers of the Company involved in the Proceeding to retain a single law firm (and, if appropriate, one local law firm), approved by the Company, which approval will not be unreasonably withheld, delayed or conditioned, to represent Indemnitee and such other director(s) and officer(s), unless (i) Indemnitee or such law firm reasonably concludes the use of such law firm to represent the Indemnitee and such other director(s) or officer(s) would present such counsel with an actual or potential conflict of interest or other significant divergence of interest, or (ii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, in which case the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel) at the Company’s expense; provided, that the fewest number of counsels necessary to avoid conflicts of interest shall be used. The existence of an actual or potential conflict, and whether any such conflict may be waived, shall be determined pursuant to the rules of attorney professional conduct and applicable law.

Section 10.3 Company Not Entitled to Assume Defense. Notwithstanding Section 10.1, the Company will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or any Proceeding as to which there is an actual conflict to interest described in Section 10.2.

ARTICLE 11

SETTLEMENT

Section 11.1 Company’s Prior Consent Required. Notwithstanding anything in this Agreement to the contrary, the Company will have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent, which will not be unreasonably withheld, delayed or conditioned.

Section 11.2 When Indemnitee’s Prior Consent Required. The Company will not, without the prior written consent of Indemnitee, which consent will not be unreasonably withheld, delayed or conditioned, consent to the entry of any judgment against Indemnitee. In addition, the Company will not enter into any settlement or compromise which (i) includes an admission of fault of lndemnitee or any non-monetary remedy imposed on Indemnitee or (ii) in the case of non-executive directors, would result in the Company utilizing any portion of proceeds from the D&O insurance policy to pay or provide for the payment of any judgment, settlement or compromise, in each case without either (a) obtaining the full and unconditional release of Indemnitee from all liability in respect of such Proceeding or (b) obtaining the consent of the Indemnitee, which consent will not be unreasonably withheld, delayed or conditioned. The Board of Directors, in its sole discretion, may independently agree to retain shadow counsel to monitor the proceeding and advise Indemnitee as to the progress thereof.

ARTICLE 12

DURATION OF AGREEMENT

Section 12.1 Duration of Agreement. This Agreement shall be effective as of the date set forth on the first page, and this Agreement applies to any indemnifiable event that occurred prior to or after such date if Indemnitee was an officer or director, or attorney for, Company, or was serving at the request of Company as a director, officer, employee or agent of, or attorney for, another corporation, partnership, joint venture, trust or other enterprise, at the time such indemnifiable event occurred. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, or officer of the Company (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) or until the Board of Directors, in its sole discretion, terminates this Agreement, and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.

ARTICLE 13

MISCELLANEOUS

Section 13.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof, including any prior version of this Agreement previously executed by the parties; provided, however, it is agreed that the provisions contained in this Agreement are a supplement to, and not a substitute for, any provisions regarding the same subject matter contained in the Certificate, the Bylaws and any employment or similar agreement between the parties.

Section 13.2 Assignment; Binding Effect; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party and any such assignment by a party without prior written approval of the other parties will be deemed invalid and not binding on such other parties; provided, however, that the Company may assign all (but not less than all) of its rights, obligations and interests hereunder to any direct or indirect successor to all or substantially all of the business or assets of the Company by purchase, merger, consolidation or otherwise and will cause such successor to be bound by and expressly assume the terms and provisions hereof. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, permitted assigns, heirs, executors and personal and legal representatives. There are no third party beneficiaries having rights under or with respect to this Agreement. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to any indemnifiable event hereunder even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

Section 13.3 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to Company: Tidewater Inc. 601 Poydras Street, Suite 1900 New Orleans, Louisiana 70130 USA Phone: 1.800.678.8433 Attention: General Counsel Facsimile: 504-566-4559
If to Indemnitee:
Name:
Address:

Facsimile:

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 13.4 Specific Performance; Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in the Court of Chancery of the State of Delaware, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 13.5 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 13.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

Section 13.7 Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties.

Section 13.8 Extensions; Waivers. Any party may, for itself only, (i) extend the time for the performance of any of the obligations of any other party under this Agreement, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 13.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 13.10 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile transmission.

Section 13.11 Construction. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence in the performance of this Agreement.

Section 13.12 Assumption by Successor. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement to expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 13.13 Submission to Jurisdiction. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Court of Chancery of the State of Delaware, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Court of Chancery of the State of Delaware has been brought in an improper or otherwise inconvenient forum.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Tidewater Inc.

By:
Name:
Title:

Indemnitee

Signature

Print Name

Signature Page to Indemnification Agreement